TABLE OF CONTENTS

SPECIAL MEETING OF STOCKHOLDERS
UNITED AUTO GROUP, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[ ] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

UNITED AUTO GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DECEMBER 13, 2000

      A Special Meeting of Stockholders of United Auto Group, Inc., a Delaware corporation (the “Company”), will be held at the offices of United Auto Group, Inc., One Harmon Plaza, 9th Floor, Secaucus, New Jersey on Wednesday, December 13, 2000, at 3:00 p.m., local time, for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Proxy Statement:

(a)	To approve an amendment to the Company’s Third Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s Voting Common Stock, par value $0.0001 per share, from 40,000,000 to 80,000,000 shares;

(b)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Holders of record of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) at the close of business on November 13, 2000 (the “Record Date”) are entitled to vote at the Special Meeting and any adjournment thereof. A list of holders of the Common Stock and the Series A Preferred Stock as of the Record Date will be available for inspection during business hours from November 22, 2000 through December 13, 2000 at One Harmon Plaza, 9th Floor, Secaucus, New Jersey, and will also be available for inspection at the Special Meeting.

      Stockholders are requested to complete, date and sign the enclosed Proxy Card and return it promptly in the enclosed envelope which has been provided for your convenience and which requires no postage if mailed in the United States. The prompt return of Proxy Cards will ensure a quorum. Any Stockholder present at the Special Meeting may revoke his or her Proxy and vote personally on all matters brought before the Special Meeting.

By Order of the Board of Directors,

Robert H. Kurnick, Jr., Secretary

UNITED AUTO GROUP, INC.
13400 OUTER DRIVE WEST
DETROIT, MICHIGAN 48239

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Auto Group, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders of the Company to be held on Wednesday, December 13, 2000, at 3:00 p.m., local time, at United Auto Group, Inc., One Harmon Plaza, Secaucus, New Jersey, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. It is expected that the Notice of Special Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be mailed to stockholders entitled to vote at the Special Meeting commencing on or about November 29, 2000.

      Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Special Meeting may request reasonable assistance or accommodation from the Company by contacting United Auto Group, Inc.’s Investor Relations department at its principal executive offices located at 13400 Outer Drive West, Detroit, Michigan 48239 ((313) 592-5365). To provide the Company sufficient time to arrange for reasonable assistance, please submit all requests by December 6, 2000.

RECORD DATE AND VOTING SECURITIES

      Stockholders can ensure that their shares are voted at the Special Meeting by signing and returning the enclosed proxy card in the envelope provided. The submission of a signed proxy will not affect a stockholder’s right to attend the Special Meeting and vote in person. Stockholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company a written revocation or a proxy bearing a later date. The presence at the Special Meeting of a stockholder who has signed a proxy does not itself revoke that proxy unless the stockholder attending the Special Meeting files written notice of revocation of the proxy with the Secretary of the Company at any time prior to the voting of the proxy.

      Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted FOR the proposals submitted for approval. The proxy card provides space for a stockholder to abstain from voting for any proposal if the stockholder chooses to do so.

      Under Delaware Law and the Company’s Amended and Restated Bylaws (the “Bylaws”), the presence of a quorum is required to transact business at the Special Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares entitled to vote. Proxies marked “abstain” will be included in determining a quorum. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

      The Board of Directors has fixed the close of business on November 13, 2000 as the record date for the determination of the stockholders of the Company who are entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, the Company had outstanding 19,850,331 shares of Common Stock, excluding treasury shares, and 8,341.249 shares of Series A Preferred Stock. The holders of Common Stock are entitled to one vote for each share of Common Stock held on the Record Date and the holders of Series A Preferred Stock are entitled to 1,000 votes for each share of Series A Preferred Stock held on the Record Date.

AMENDMENT OF THE COMPANY’S THIRD RESTATED
CERTIFICATE OF INCORPORATION

On October 20, 2000, the Board of Directors authorized an amendment to the Company’s Third Restated Certificate of Incorporation (the “Certificate”) to increase the number of authorized shares of Common Stock from 40,000,000 to 80,000,000 shares. The stockholders are being asked to approve this proposed amendment. As of November 13, 2000, 19,850,331 shares of Common Stock were issued and outstanding and 17,606,249 shares were reserved for issuance under the Company’s stock option plan and pursuant to the conversion provisions of other securities of the Company convertible into Common Stock, including the Series A Preferred Stock.

The approval of the adoption of the amendment to the Company’s Certificate requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock and Series A Preferred Stock. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Appendix A includes the first paragraph of Section 1 of Article IV of the Certificate revised to reflect how the Certificate would read if this proposal is adopted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE

The Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have the flexibility to issue shares of Common Stock without additional expense or delay, in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the Company’s business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

The Company is currently involved in discussions to increase the revolving portion of its Credit Agreement by up to $250 million to be used primarily for acquisitions. Specific terms and conditions are being negotiated; however, the approval of increased borrowing capacity is conditioned upon an increase in the Company’s capital. The Company is negotiating with Penske Corporation, the Chairman and controlling stockholder of which is Roger S. Penske, the Company’s Chairman and Chief Executive Officer, to invest up to $23 million in the Company at a price of $10.75 per share, should the negotiations to increase the capacity of the Credit Agreement be successful. The Company’s Board of Directors has approved the issuance of 2,139,535 shares of Common Stock in exchange for such investment. The purchase by Penske Corporation would be subject to the negotiation of definitive documentation and to approval of the amendment to the Certificate at the Special Stockholders’ meeting.

Authorized but unissued shares of the Company’s Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s stockholders, except as otherwise required by applicable law or stock exchange policies.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued could be dilutive to existing stockholders. The holders of Common Stock have no preemptive rights and the proposed amendment to the Company’s Certificate does not give rise to any dissenters’ rights.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company has previously adopted certain measures that have the effect of helping to resist an unsolicited takeover attempt.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of Common Stock by (i) each stockholder who is known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each named executive officer and (iv) all directors and executive officers as a group. In the case of persons other than directors and executive officers of the Company, such information is based on statements filed with the Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each person identified below has sole voting and dispositive power with respect to Common Stock beneficially owned by such person. All of the outstanding shares of Series A Preferred Stock are beneficially owned by Penske Capital, as reflected in the table below.

	Shares Beneficially
	Owned (1)

Beneficial Owner	Number	Percent

Penske Capital Partners, L.L.C.(2)(3)	13,861,891	39.72%

399 Park Avenue, 36th Floor

New York, NY 10022

The Bank of Nova Scotia (4)	3,993,110	11.44%

44 King Street West

Scotia Plaza, 8th Floor

Toronto, Canada M5H 1H1

Calder & Co. (4)	3,993,110	11.44%

One Liberty Plaza

New York, New York, 10006

Aeneas Venture Corporation(3)(5)	2,843,656	8.15%

c/o Charlesbank Capital Partners, LLC

600 Atlantic Avenue

Boston, MA 02210

AIF II, L.P.(3)(6)	1,843,656	5.28%

c/o Apollo Advisors, L.P.

Two Manhattanville Road

Purchase, NY 10577

Marshall S. Cogan(7)	569,000	1.63%

Samuel X. DiFeo(8)	387,467	1.11%

Michael R. Eisenson(9)	2,843,656	8.15%

John J. Hannan(10)	1,843,656	5.28%

Donald J. Hofmann	—	—

James A. Hislop(11)	13,861,891	39.72%

Roger S. Penske(12)	14,731,441	42.21%

Richard J. Peters (13)	1,000	*

Eustace W. Mita	—	—

James R. Davidson(14)	28,000	*

Robert H. Nelson	—	—

All directors and executive officers as a group (13 persons)	20,220,220	57.94%

*	Less than 1%

(1)	Pursuant to the regulations of the Commission, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of securities which may be acquired within sixty days through the exercise of options, warrants, and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficiary owned by such person. However, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person, except as noted. As of the Record Date, there were 19,850,331 shares of Common Stock outstanding, and 8,341.249 shares of Series A Preferred Stock which are convertible into 8,341,249 shares of Common Stock.

(2)	Based on the Schedule 13D (Amendment No. 5) filed on October 26, 2000, Penske Capital has sole voting and dispositive power with respect to 13,861,891 shares of Common Stock, International Motor Cars Group I, L.L.C. (“IMCG I”) has sole voting and dispositive power with respect to 10,808,564 shares of Common Stock, and International Motor Cars Group II, L.L.C. (“IMCG II”)has sole voting and dispositive power with respect to 3,053,327 shares of Common Stock. Penske Capital’s beneficial ownership consists of 8,341.249 shares of Series A Convertible Preferred Stock, which is convertible into 8,341,249 shares of Common Stock; 520.642 shares of Series B Convertible Preferred Stock, which can be converted into Series A Convertible Preferred Stock (unless it would cause a Regulatory Problem) or non-voting Common Stock; warrants to acquire 3,898,665 shares of Common Stock; and warrants to acquire 1,101,335 shares of non-voting Common Stock, which can be converted into Common Stock unless it would cause a Regulatory Problem. Penske Capital is the managing member of each of International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C. The managing members of Penske Capital are Roger Penske and James A. Hislop.

(3)	Except as provided below, Penske Capital, IMCG-I, IMCG-II, AIF II, L.P., and Aeneas Venture Corporation, each disclaim beneficial ownership of the shares owned by the others that may be deemed to exist pursuant to a Stockholders Agreement dated May 3, 1999 by and among AIF II, L.P., Aeneas Venture Corporation, IMCG-I, IMCG-II, Trace International Holdings, Inc. and United Auto Group, Inc., IMCG-I and IMCG-II do not disclaim beneficial ownership of each other’s shares.

(4)	Based on the Schedule 13D filed on November 8, 2000 by The Bank of Nova Scotia (“BNS”) and Calder & Co. (“Calder”), BNS is the beneficial owner of the Common Stock. Calder is a partnership established to hold securities in BNS’s name for the account and subject to the order of BNS. BNS, through Calder, has sole power to vote and to dispose of the shares of Common Stock.

(5)	Based on the Schedule 13D (Amendment No. 2) filed on May 6, 1999 by Charlesbank Capital Partners, LLC. Aeneas Venture Corporation, a title holding company for the endowment fund of Harvard, is the direct beneficial owner of the Common Stock. Charlesbank Capital Partners, the investment advisor for Aeneas Venture Corporation, is the indirect beneficial owner of the Common Stock. Charlesbank has sole power to vote and sole power to dispose of such shares, subject to the terms of the Stockholders Agreement. Harvard has full discretion to direct the receipt of dividends, if any, received from the shares of Common Stock.

(6)	Based on the Schedule 13D (Amendment No. 1) filed on May 7, 1999 by AIF II, L.P. and Apollo Advisors, L.P. Apollo Advisors, L.P. is the managing general partner of AIF II, L.P., Apollo Fund Administration Limited is the administrative general partner of AIF II, L.P. and Apollo Capital Management, Inc. is the sole general partner of Apollo Advisors, L.P. AIF II, L.P. has sole voting and dispositive power with respect to the Common Stock, subject to the terms of the Stockholders Agreement.

(7)	Includes 480,000 shares which may be issued upon the exercise of options that are vested and exercisable, 23,000 shares held by Trace International Holdings, Inc. and 1,000 shares held by Mr. Cogan’s wife. Mr. Cogan disclaims beneficial ownership with respect to shares held by Trace or his wife.

(8)	Includes options to purchase 281,267 shares of Common Stock which are exercisable within 60 days of November 13, 2000.

(9)	Represents the shares held by Aeneas. Mr. Eisenson is the Managing Director and Chief Executive Officer of Charlesbank, the investment advisor of Aeneas. Mr. Eisenson disclaims beneficial ownership of all shares held by Aeneas. Mr. Eisenson’s address is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, Boston, Massachusetts 02210.

(10)	Represents the shares held by AIF. Mr. Hannan is a director of Apollo Capital Management, Inc., which is the general partner of Apollo Advisors, L.P., which is the managing general partner of AIF. Mr. Hannan disclaims beneficial ownership of all shares held by AIF. Mr. Hannan’s address is c/o Apollo Advisors, L.P.,

Two Manhattanville Road, Purchase, New York 10577.

(11)	Includes the 13,861,891 shares deemed to be beneficially owned by Penske Capital. Mr. Hislop is a managing member of Penske Capital. Mr. Hislop disclaims beneficial ownership of the shares beneficially owned by Penske Capital. Mr. Hislop’s address is c/o Penske Capital Partners, L.L.C., 399 Park Avenue, New York, New York 10022.

(12)	Includes the 13,861,891 shares deemed to be beneficially owned by Penske Capital, for which shares Mr. Penske may be deemed to have shared voting and shared dispositive power, options to purchase 400,000 shares of Common Stock and 459,550 shares beneficially owned by Penske Corporation and its wholly-owned subsidiary, Penske Automotive Holdings Corp., for which shares Mr. Penske may be deemed to have shared voting and shared dispositive power. Mr. Penske is a managing member of Penske Capital. Mr. Penske disclaims beneficial ownership of the shares beneficially owned by Penske Capital. Mr. Penske’s address is 13400 Outer Drive West, Detroit, Michigan 48239.

(13)	Represents 1,000 shares held by R. J. Peters & Company, LLC, of which Mr. Peters owns more than 50% of the outstanding voting interests. Mr. Peters address is 13400 Outer Drive West, Detroit, Michigan 48239.

(14)	Includes 26,000 shares issuable upon the exercise of options that are vested and exercisable within 60 days and 500 shares held by Mr. Davidson’s wife. Mr. Davidson disclaims beneficial ownership of all shares held by his wife. Mr. Davidson’s address is One Harmon Plaza, 9th Floor, Secaucus, New Jersey 07094.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2001

      Any proposals intended to be presented to stockholders at the Company’s 2001 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement for such Annual Meeting by December 31, 2000. Such proposals must also meet other requirements of the rules of the Commission relating to stockholders’ proposals.

OTHER BUSINESS

      It is not anticipated that there will be presented to the Special Meeting any business other than the amendment to the Certificate and the Board of Directors was not aware, a reasonable time before this solicitation of proxies, of any other matters which might properly be presented for action at the meeting. If any other business should come before the Special Meeting, the persons named on the enclosed proxy card will have discretionary authority to vote all proxies in accordance with their best judgment. Stockholders who intend to present an item of business at the Annual Meeting of stockholders in 2001 (other than a proposal submitted for inclusion in the Company’s proxy statement) must provide notice of such business to the Company no later than February 15, 2001.

      Proxies in the form enclosed are solicited by or on behalf of the Board of Directors. The cost of this solicitation will be borne by the Company. In addition to the solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally, or by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodian, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses in forwarding soliciting materials, which are not expected to exceed $5,000.

      It is important the proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the enclosed proxy card in the accompanying stamped and addressed envelope.

By Order of the Board of Directors,

Robert H. Kurnick, Jr.

Dated: November 29, 2000

      The Company will provide without charge to each stockholder of the Company, on the written request of such stockholder, a copy of the Company’s Form 10-K, including the financial statements and financial statement schedules, for the year ended December 31, 1999, as well as any other of the Company’s filing pursuant to the Securities Exchange Act of 1934, as amended subsequent to the Form 10-K. Copies of these documents can be obtained from United Auto Group, Inc., Investor Relations, 13400 Outer Drive West, Detroit, Michigan 48239 ((313) 592-5365)

APPENDIX A

AMENDMENT ONE TO THE
THE COMPANY’S THIRD RESTATED
CERTIFICATE OF INCORPORATION

Amendment to Restated Certificate of Incorporation

      The first paragraph of Section 1 of Article IV - Capital shall be amended to read as follows:

The total number of shares of capital stock which the Company shall have the authority to issue is 107,225,000, consisting of (i) 80,000,000 shares of Voting Common Stock, par value $0.0001 per share (the “Voting Common Stock”); (ii) 7,125,000 shares of Non-voting common Stock, par value $0.0001 per share (the “Non-Voting Common Stock”); (iii) 20,000,000 shares of Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock” and, collectively with the Voting Common Stock, and the Non-Voting Common Stock, the “Common Stock”); and (iv) 100,000 shares of Preferred Stock, par value $0.0001 per share.

[proxy card — front]

UNITED AUTO GROUP, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

December 13, 2000

      The undersigned hereby appoints Roger S. Penske, Samuel X. DiFeo and Robert H. Kurnick, Jr., or any of them, each with power of substitution, as proxies to represent the undersigned at a Special Meeting of Stockholders of United Auto Group, Inc. to be held on Wednesday, December 13, 2000, at 3:00 p.m. at the offices of United Auto Group, Inc., One Harmon Plaza, 9th Floor, Secaucus, New Jersey and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

(Continued and to be signed on reverse side)

[proxy card — back]
(Continued from other side)

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S THIRD RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF VOTING COMMON STOCK, PAR VALUE $0.0001 PER SHARE, FROM 40,000,000 TO 80,000,000 SHARES.

1.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S THIRD RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 80,000,000 SHARES.

        FOR                                         AGAINST                                         ABSTAIN

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

PROXY INSTRUCTIONS

1.	Please sign exactly as the name or names appear on stock certificate (as indicated hereon).

2.	If the shares are issued in the names of two or more persons, all such persons should sign the proxy.

3.	A proxy executed by a corporation should be signed in its name by its authorized officers.

4.	Executors, administrators, trustees, and partners should indicate their positions when signing.

Dated: Signature(s)	, 2000